GEOVAX, INC.

SUBSCRIPTION AGREEMENT

March 27, 2004

TO: GeoVax, Inc.
1256 Briarcliff Road
Atlanta, GA 30318

Attention: Don Hildebrand, President and CEO

Dear Sir:

The undersigned subscriber (the "Subscriber") hereby tenders this subscription to GeoVax, Inc., a Georgia corporation (the "Company"), on the terms and conditions hereinafter set forth.

1. SUBSCRIPTION FOR COMMON STOCK

(A) Subscriber hereby irrevocably subscribes for and agrees to purchase the number of shares of the Company's Common Stock, no par value per share (the "Common Stock"), at a price of $1.20 per share, as indicated on the below signature page for this Agreement.

(B) Concurrently with the delivery of this Subscription Agreement, Subscriber is delivering to the Company $250,000 in cash or immediately available funds, together with an Installment Note dated the date hereof in the principal amount of $2,750,000 (the "Note"), as full payment of the purchase price of the Common Stock subscribed for hereby. In agreeing to acquire the Common Stock as provided herein, Subscriber represents and acknowledges that Subscriber and its advisors have been granted access to, and have had the opportunity to inspect and copy, all materials relating to the business, finances and operations of the Company and all materials relating to the offer and sale of the Common Stock. Subscriber further represents and acknowledges that (1) Subscriber and its advisors have had the opportunity to ask questions of, and receive satisfactory answers from, the officers, directors, and employees of the Company concerning the Company, the Common Stock and the information concerning the Company that Subscriber has reviewed, and (2) Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Stock.

(C) Subscriber acknowledges that the issuance of the Common Stock will not be registered under the Securities Act of 1933, as amended (the "Federal Act"), or the applicable securities laws of any state (the "Blue Sky Laws") in reliance upon exemptions from registration contained in those respective laws, and that the Company's reliance upon such exemptions is based in part upon Subscriber's representations, warranties and agreements contained in this Subscription Agreement.

(D) The Company accepts this subscription and agrees to deliver to Subscriber on or before March 29, 2004, the following certificates representing the Common Stock, duly executed on behalf of the Company and registered in the name of the Subscriber: (i) one certificate representing 208,335 shares of Common Stock in consideration of the $250,000 cash payment made by Subscriber prior to the effective date of this Agreement, and (ii) the other share certificates referenced in Section 1(b) of the Security Agreement between Subscriber and the Company dated the date hereof, in consideration of Subscriber's execution and delivery of the Note.

2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SUBSCRIBER

In order to induce the Company to accept this subscription, Subscriber hereby represents and warrants to the Company and acknowledges and agrees with the Company as follows:

(A) The Common Stock will be purchased solely for Subscriber's own account for investment purposes only, and the Common Stock is not being purchased with a view to or for the resale or distribution thereof.

(B) Subscriber is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Federal Act because Subscriber is either:

(i) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase exceeds $1,000,000;

(ii) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, or

(iii) an entity in which all of the equity owners are individuals who qualify as accredited investors as described in subsections (i) or (ii) above.

(C) Subscriber will not sell, transfer or otherwise dispose of the Common Stock unless such sale, transfer or disposition is subsequently registered under the Federal Act and the Blue Sky Laws, which is not contemplated, or unless the Company, with the advice of its legal counsel, determines that exemptions from such registration are available under the Federal Act and the Blue Sky Laws. Subscriber specifically recognizes and agrees that it is unlikely that a sale, transfer, or other disposition of the Common Stock could be made without registration under the Federal Act or the Blue Sky Laws prior to the expiration of two years following the issuance of the Common Stock.

(D) After this offering there will be no public market for the Common Stock or any other securities of the Company, and the Company is under no obligation to register the transfer of the Common Stock under the Federal Act or any Blue Sky Laws, nor to engage in any transaction that would provide liquidity with respect to Subscriber's investment in the Company. Subscriber must continue to bear the economic risk associated with the Common Stock for an indefinite period of time. An investment in the Company involves a high degree of risk and a possible total loss of investment.

(E) No federal or state agency or securities exchange has recommended or endorsed the purchase of the Common Stock.

(F) Neither the Company, nor any person acting on its behalf, offered to sell the Common Stock by means of any form of general solicitation or advertising.

(G) There will be placed on the certificates for the Common Stock, or any substitutions therefor, a legend stating in substance as follows, and Subscriber will hold the Common Stock and any securities issued on account thereof subject to such legend:

THE SALE OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("SECURITIES ACT") OR UNDER ANY APPLICABLE

STATE SECURITIES LAWS ("BLUE SKY LAWS") PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND THE BLUE SKY LAWS. AN OFFER TO SELL OR TRANSFER OR THE SALE OR TRANSFER OF THESE SECURITIES IS UNLAWFUL UNLESS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, OR UNLESS THE ISSUER, WITH THE ADVICE OF ITS LEGAL COUNSEL, DETERMINES THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS IS AVAILABLE.

(H) The representations and warranties of Subscriber set forth in this Section 2 shall survive the acceptance of this subscription, in the event that such subscription is accepted.

(I) The address for the Subscriber set forth on the attached signature page is Subscriber's true and correct address.

(J) The subscription set forth herein will not be binding upon the Company until it is accepted by the Company in writing; acceptance of this subscription is within the sole discretion of the Company; and the Company may choose to accept or reject this subscription for any reason or no reason, prior to or after the receipt or deposit of Subscriber's funds, in the Company's sole discretion.

(K) Subscriber understands that the Company may consummate the sale of Common Stock to Subscriber without regard to whether or not any other sale of Common Stock is consummated by the Company, and upon the acceptance of Subscriber's Subscription Agreement, funds tendered by Subscriber will become immediately available for use by the Company. The Company makes no representations or warranties with respect to the total amount of funds that it will receive from the sale of its Common Stock. From and after the date hereof, the Company may sell additional shares of Common Stock, and may also authorize, designate and sell securities that rank junior, on parity or senior to the Common Stock.

(L) This Agreement has been duly and validly authorized, executed and delivered on behalf of Subscriber and is a valid and binding agreement of Subscriber enforceable in accordance with its terms.

(M) Subscriber has received from the Company its Term Sheet dated December 31, 2003, with the following exhibits:

Exhibit A - Capitalization table
Exhibit B - Amended and Restated Articles of Incorporation
Exhibit C Investors' Rights Agreements
Exhibit D - Right of First Refusal and Co-Sale Agreement
Exhibit E - Business Plan dated April 2003 (the "Business Plan")

(Exhibits B, C and D concern the rights of the holders of the Company's Series A Preferred Stock.)

(N) Subscriber has fully read and understands the risks identified herein and in the Business Plan, and has had such discussions with representatives of the Company as Subscriber deemed necessary to clarify such risks.

(O) Subscriber acknowledges that neither the Company nor any of its officers, directors, agents, employees or representatives has made any representation or warranty, oral or otherwise, concerning the Company or the offer and sale of the common stock other than those contained herein or in the Business Plan. In subscribing for the common stock, subscriber is not relying upon any other representations, warranties or information regarding the Company other than the results of subscriber's independent due

diligence review of the Company. Without limiting the generality of the foregoing, subscriber acknowledges that the Company makes no representation or warranty with respect to its ability to achieve the results anticipated by any business plan, financial projections or similar documents or information that may have been received by subscriber, that the Company's ability to achieve any such results is subject to substantial uncertainty, that any such business plan, financial projections or similar documents or information are not finalized documents or information, and that the Company's actual results may vary materially from its projections.

3. REPRESENTATIONS AND WARRANTIES OF COMPANY.

(A) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Georgia, and has the requisite corporate power to carry on its business as now being conducted.

(B) Without giving effect to the issuance of the shares of Common Stock to be issued by the Company as part of this offering, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, without par value, of which, as of the date hereof, 7,965,315 shares of Common Stock are issued and outstanding; and 20,000,000 shares of preferred stock, without par value per share, of which 5,987,520 shares have been designated as "Series A Preferred Stock" and of which 5,987,520 shares of the Series A Preferred Stock are issued and outstanding. The Company has adopted a stock option plan pursuant to which various employees, directors, consultants and advisors of the Company may be granted options to purchase up to a combined maximum for all such option holders of 1,320,000 shares of Common Stock, subject to adjustment for stock splits, stock dividends and similar events.

(C) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms.

4. SPECIAL PROVISIONS

(A) Designation of Directors. Subscriber will have the right to designate two persons to serve on the Company's Board of Directors subject to the approval of the holders of the Company's Series A Preferred Stock under Section 5.6(f) of the Company's Amended and Restated Articles of Incorporation, and compliance with the provisions of Section 5.5(b)(i) thereof.

(B) Piggyback Registration Rights. Subscriber will have the same rights to include the shares subscribed for hereunder in a registration by the Company of any of its securities ("Subscriber's Registration Rights"), as the rights held by Don Hildebrand and Harriet Robinson under Section 1.3 of the Investors' Rights Agreement dated August 23, 2002 among the Company, Emory University, Mr. Hildebrand and Dr. Robinson (the "Founders' Registration Rights"), subject to the following:

(1) Subscriber will be bound by the provisions of the Investors' Rights Agreement as they relate to the Founders' Registration Rights, as if those provisions had been incorporated into this Subscription Agreement, including, without limitation, Sections 1.4(e) and 1.10 of the Investors' Rights Agreement, and will participate in any such registration on the same basis as each other participant in accordance with all applicable provisions of the Investors' Rights Agreement; and

(2) without the prior approval of the holders of the Company's Series A Preferred Stock, Subscriber will not have the right include the shares subscribed for hereunder in any registration upon terms that are the same or more favorable to Subscriber than the terms on which the holders of the Company's Series A Preferred Stock may include its shares of the Company's stock in such registration.

(C) Right to Participate in Future Offerings.

(1) Each time the Company offers any shares of, or securities convertible into or exercisable for any shares of, Common Stock ("Future Shares"), the Company will give Subscriber the opportunity to participate in that offering in order to maintain its pro rata ownership of the Company. Subscriber will be allowed to purchase up to a number of shares of Common Stock equal to (i) the number of Future Shares offered or sold in that offering (on a Common Stock equivalent basis) multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock held by Subscriber immediately before any Future Shares are sold in that offering, and the denominator of which is the total number of shares of Common Stock then outstanding, in each case assuming full conversion and exercise of all convertible or exercisable securities.

(2) Before or after any Future Shares are sold in an offering to which this Section 4(C) applies, the Company will give Subscriber notice under Section 7 hereof (the "Company's Notice") stating (i) that it intends to offer or has sold Future Shares, as the case may be, (ii) the number of Future Shares offered or sold, (iii) the price and a summary of the terms, if any, upon which the Future Shares are to be offered or were sold, and (iv) the number of shares of Common Stock Subscriber therefore may purchase under this Section 4(C) at that price and on those terms. The Company's Notice will include any offering documents required to be executed by Subscriber as part of the offering. To exercise its rights under this Section 4(C), Subscriber must (a) give the Company notice under Section 7 hereof ("Subscriber's Notice") within 15 calendar days after the Company's Notice is given, if the Company's Notice indicates that no Future Shares have been sold in the offering, or within 30 calendar days after the Company's Notice is given, if the Company's Notice indicates that Future Shares have already been sold in the offering. In either case, within 15 calendar days after Subscriber gives a Subscriber's Notice, Subscriber will deliver to the Company a check or immediately available funds in an amount equal to the full purchase price for the shares of Common Stock to be purchased by Subscriber under this Section 4(C), and properly executed offering documents previously provided by the Company.

(3) Subscriber's rights under this Section 4(C) will not be applicable to the offer or issuance of (i) Common Stock issuable or issued upon conversion of any shares of any series of the Company's preferred stock then outstanding, (ii) Common Stock, warrants or options to purchase Common Stock or other securities issued to the Company's employees, officers, directors, consultants, advisors and services providers pursuant to any plan or arrangement, provided such plan or arrangement is approved the Company's Board of Directors; (iii) securities issued to banks, vendors, or equipment lessors, provided (a) the primary purpose of such issuance is other than equity financing purposes and (b) such issuance is approved by the Company's Board of Directors; (iv) securities issued in connection with corporate or strategic partnering agreements or agreements to license technology, provided (a) the primary purpose of such issuance is other than equity financing purposes and (b) such issuance is approved by the Company's Board of Directors; (v) securities issued in an initial public offering of the Company's securities, (vi) securities issued in connection with a bona fide business acquisition of or by the Company (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise), provided such acquisition is approved by the Company's Board of Directors, or (vii) securities issued to the holders of the Company's Series A Preferred Stock under Section 2.3 of the above-referenced Investors' Rights Agreement due to the issuance of any securities to Subscriber under this Section 4(C).

(D) Most Favored Nation Clause. If after the date hereof the Company grants any rights ("Future Rights") to another holder of Common Stock that are broader than the rights held at that time by Subscriber under this Subscription Agreement, then the Company will grant the same rights to Subscriber, subject to the following:

(1) If the Company is not able to grant rights to Subscriber that are identical to the Future

Rights because of inherent differences in the circumstances of Subscriber and the other holder, then the Company will use its best efforts to grant rights to Subscriber that are as beneficial to Subscriber as the Future Rights might have been; and

(2) If the grant of Future Rights is in consideration of any payment or transfer of property by, or reduction of any Company obligation to, the other holder, then Subscriber will be required to deliver the same consideration to the Company, or equivalent consideration if Subscriber is not able to deliver the same consideration because of inherent differences in the circumstances of Subscriber and the other holder.

(E) Termination of Rights. All of Subscriber's rights under this Section 4 will terminate and be of no further force or effect upon the closing of an initial public offering of the Company's securities.

5. INDEMNIFICATION. Subscriber hereby agrees to indemnify and hold harmless the Company and the directors, officers, employees and agents of the Company from any and all loss, damage, liability or costs (including attorneys' fees) due to, or arising out of, breach of any representation or warranty of Subscriber contained in this Subscription Agreement.

6. GOVERNING LAW AND INTERPRETATION. This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of Georgia without regard to the principles of conflict of law. This Subscription Agreement constitutes the full and entire agreement and understanding of the parties to this Subscription Agreement with respect to the subjects hereof, and supersedes all previous discussions and agreements, if any, of the parties hereto with respect to the subject matter of this Subscription Agreement. No party shall be liable for or bound in any other manner by any representations, warranties, covenants or agreements except as specifically set forth in this Subscription Agreement.

7. NOTICES. The address of record for Subscriber maintained by the Company for all purposes of this Subscription Agreement shall be that address set forth beneath Subscriber's signature on this Subscription Agreement. Subscriber may change Subscriber's address of record only by notifying the Company in the manner prescribed herein. Any notice under this Agreement or with respect to the Common Stock shall be in writing and may be delivered in person or by fax, e-mail, courier or U.S. mail, in which event it may be mailed by first class mail, certified or registered, postage prepaid addressed to the Company at its principal place of business and to Subscriber at the address of record maintained by the Company with respect to Subscriber. All such notices and other communications shall be deemed given upon personal delivery, upon confirmation of fax transfer, upon confirmation of e-mail transmission, upon delivery by courier or three business days after deposit in the United States mail.

8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile transmission of signatures shall be deemed originals.

9. ATTORNEY'S FEES. In any lawsuit arising out of, based upon, or relating to, this Agreement, the prevailing party will be entitled to recover all reasonable costs, expenses, and attorney's fees actually incurred by the prevailing party.

[Signature Page Follows]

Signature Page to GeoVax, Inc. Subscription Agreement

Exact Legal Name of Subscriber (to be shown on the stock certificate):	IP Squared Biotech, LLC
Exact Address of Subscriber:	1100 Glendon Avenue Suite 1830 Los Angeles, CA 90024 Telephone: 310-209-3333 Fax: 310-209-1390 Email address: mappleby@theapplebygroup.net
Share Purchased and Purchase Price:	2,500,000 shares @ $1.20 $3,000,000 – Total Purchase Price

Signatures

IP SQUARED BIOTECH, LLC	**ACCEPTED BY GEOVAX, INC.**
By: [signature] Michael Appleby Chief Executive Officer	[signature] Don Hildebrand, President/CEO
Date: March 28, 2004	Date: March 31, 2004

AO 1056756.3